UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amended and Restated Credit Agreement

On May 27, 2026, Alamo Group Inc. (the “Company”), as the borrower, and each of its domestic subsidiaries as guarantors, entered into a Fourth Amended and Restated Credit Agreement (the “2026 Credit Agreement”) with Bank of America, N.A., as Administrative Agent. The 2026 Credit Agreement provides the Company with the ability to request loans and other financial obligations in an aggregate amount of up to $602,500,000. Under the 2026 Credit Agreement, the Company has borrowed $202,500,000 pursuant to a term facility, while up to $400,000,000 is available to the Company pursuant to a revolving facility which terminates in five years. The term facility requires the Company to make equal quarterly principal payments of $1,265,625 over the term of the loan, with the final payment of any outstanding principal amount, plus interest, due at the end of the five year term.

Borrowings under the 2026 Credit Agreement bear interest at the Company’s option as follows: (i) in the case of borrowings denominated in U.S. dollars, at (a) a base rate (defined as the highest of the Bank of America prime rate, the federal funds rate plus 0.50%, and a rate applicable to Term Secured Overnight Financing Rate (“Term SOFR”) loans with a one-month interest period) or (b) a Term SOFR rate (for a 1, 3 or 6 month interest period, as elected by the Company) and (ii) in the case of borrowings denominated in an alternative currency, at the applicable variable benchmark rate for such alternative currency (determined on a daily basis or on the basis of a 1, 3 or 6 month interest period, as elected by the Company), plus, in each case, an applicable margin. The applicable margin ranges from 1.25% to 2.25% for Term SOFR, alternative currency, and letter of credit borrowings and from .25% to 1.25% for base rate borrowings with the margin percentage based upon the Company's consolidated net leverage ratio. The Company must also pay a commitment fee to the lenders ranging between 0.125% to 0.30% on any unused portion of the $400,000,000 revolving facility.

The 2026 Credit Agreement requires the Company to maintain two financial covenants, namely, a maximum consolidated net leverage ratio and a minimum consolidated fixed charge coverage ratio. The Agreement also contains various covenants relating to limitations on indebtedness, limitations on investments and acquisitions, limitations on the sale of properties and limitations on liens. The Agreement also contains other customary covenants, representations and events of defaults.

The expiration date of the 2026 Credit Agreement, including the term facility and the revolving facility, is May 27, 2031.

The above description is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
Exhibit 10.1 – Fourth Amended and Restated Credit Agreement
Exhibit 104 – Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2026	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
EVP Corporate Development, Investor Relations & Secretary